Exhibit 10.38

                               SURRENDER OF LEASE
                               ------------------


THIS SURRENDER AND RELEASE made as of June 18, 2002


BETWEEN:

                INFOWAVE SOFTWARE, INC.
                200 - 4664 Lougheed Highway
                Burnaby, B.C.   V5C 5T5
                                                (the "Tenant")

AND:

                TONKO REALTY ADVISORS (B.C.) LTD. as Agent of the Owners (formerly known as Tonko-Novam Management Ltd. and Tonko
                 Development (B.C.) Ltd.)
                800 - 688 West Hastings Street
                Vancouver, B.C. V6B 1P1
                                                (the "Landlord")

WHEREAS:

A. Pursuant to that certain Indenture of Lease dated April 26, 2000, as amended August 25, 2000 (the "Lease") the Landlord did demise and lease unto the Tenant the premises known as Suites 200, 226, and 253 and comprising 30,276 square feet in the building located at 4664 Lougheed Highway in Burnaby, B.C. (the "Leased Premises"), shown as outlined in black on the sketch plans attached as Schedules "A", "A1" and "A2" to the Lease and being part of those lands and premises situate, lying and being in the City of Burnaby in the Province of British Columbia and more particularly known and described as:

                                   Lot 81 "A"
                  except firstly: the west 150 feet, secondly:
               part now road on statutory right of way Plan 4957
                     District Lot 124, Group 1 NWD Plan 3348
                                                                  (the "Lands");

B. The Tenant wishes to surrender the Lease and the Leased Premises to the Landlord and the Landlord has agreed to accept the same, all on the terms and conditions hereinafter set out;

C. The rents, covenants and conditions on the part of the Tenant reserved and contained in the Lease will have been paid, observed and performed up to midnight, June 30, 2002 (the "Effective Date") and the Tenant has agreed with the Landlord that the Lease and the Leased Premises shall be surrendered as of the Effective Date;

NOW THEREFORE THIS SURRENDER WITNESSES that in consideration of:

     (i)  the premises;

     (ii) the sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) plus G.S.T to be paid by the Tenant to the Landlord as hereinafter provided;

     (iii)the Tenant entering into a new lease commencing July 1, 2002 with the Landlord for 12,416 square feet at 4664 Lougheed Highway, Burnaby, B.C.; and

     (iv) the Tenant issuing to the beneficial owners of the Building, Novam Projects Ltd. and Pyxis Real Estate Equities Inc. (the "Beneficial Owners"), warrants to purchase up to 50,000 of common shares for each of the Beneficial Owners at an exercise price of $0.20 per share.

the parties hereto agree as follows:

1. The Tenant, as the party presently entitled to the residue of the term of years granted by the Lease, hereby assigns and surrenders to the Landlord on the Effective Date, the Leased Premises and the Lease together with all rights of renewal therein contained to the extent that the term granted in the Lease may merge and be extinguished in the reversion expectant therefrom.

2. The Tenant, for itself and its successors and assigns, hereby covenants with the Landlord that as of the Effective Date:

     a) it shall have good right, full power and authority to assign and surrender the Leased Premises and the Lease;

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     b)   it shall pay and  perform  the  consideration  for this  Surrender  as provided in this Surrender on or before July 1, 2002, but subject to the extension of time for provision of the warrants as provided in clause 5 hereunder;

     c) it has not, at any time, subleased, pledged, hypothecated, assigned or encumbered the Lease or in any other manner encumbered the Leased Premises and Tenant agrees that it will not take any of the foregoing actions prior to the Effective Date; and

     d) the rents, covenants and conditions on the part of the Tenant reserved and contained in the Lease shall be paid, observed and performed up to and including the Effective Date.

3. The Tenant shall, on or before the Effective Date, remove all furniture and tenant's fixtures from the Leased Premises and in so doing shall cause no damage to the Leased Premises or the Building. Such removal shall be carried out pursuant to any Rules and Regulations attached to and forming part of the Lease or issued pursuant thereto.

4. The Tenant shall pay the consideration of $125,000 by a certified cheque payable to Norah J Hall, solicitor for the Landlord, in trust, on or before the date of execution of this Surrender, and to be delivered on the trust condition that the said sum be paid to the Landlord on July 1, 2002.

5. The warrants to be issued by the Tenant to the Beneficial Owners as part of the consideration for the Landlord accepting this surrender will be non-transferable and will be immediately exercisable to purchase common shares; however, the common shares to be issued upon the exercise of the warrants will be subject to restrictions on resale until the date which is four months from the date of issue of the warrants. The Tenant's obligation to issue the warrants will be subject to the Beneficial Owners providing the Tenant with: (a) a duly completed and executed Accredited Investor Questionnaire; (b) a duly completed Toronto Stock Exchange Questionnaire ("TSX); and (c) any other documents required by securities regulatory authorities or the rules and policies of the TSX. The Tenant shall issue the warrants within a reasonable time of the Beneficial Owners providing the Tenant with the said documents and in any event by July 5, 2002;

6. Wherever the singular or plural is used in this Surrender, the same shall be construed to mean and include the plural, the feminine or the body politic as the context may require.

7. This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs and assigns.

8. Save as aforesaid, the Landlord from and after the Effective Date, hereby releases the Tenant from all liability, claims and demands in respect of any of the covenants contained in or otherwise arising under the Lease from and after the Effective Date.

IN WITNESS WHEREOF the parties hereto have executed this Surrender and Release as of the day, month and year first above written.


LANDLORD:       TONKO REALTY ADVISORS (B.C.) LTD. as Agent of the Owners



                __________________________________
                By:  Andrew Altow, General Manager



TENANT:         INFOWAVE SOFTWARE, INC.


                By:________________________________

                George Reznik, CFO
                ---------------------------------------------------------
                Print Name and Position




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